Exhibit 8(ee)(1)

Amendment No. 1 to Participation Agreement (Allianz)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

among

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

Allianz Dresdner Asset Management of America L.P., and

PIMCO Funds Distributors LLC

THIS AMENDMENT, dated as of the 1st day of July, 2014, by and among Transamerica Advisors Life Insurance Company (formerly Merrill Lynch Life Insurance Company) (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be revised from time to time (hereinafter referred to individually and collectively as the “Account”), Allianz Global Investors Fund Maangement LLC (formerly Allianz Dresdner Asset Management of America L.P.) (the “Adviser”) and Allianz Global Investors Distributors LLC (formerly PIMCO Funds Distributors LLC) (the “Underwriter”).

WHEREAS, the Adviser, the Underwriter and the Company are parties to the Fund Participation Agreement, dated October 11, 2002;

WHEREAS, Merrill Lynch Life Insurance Company has changed its name to Transamerica Advisors Life Insurance Company; and

WHEREAS, the Adviser, the Underwriter and the Company desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Adviser and the Underwriter agree as follows:

1.	Any reference to Merrill Lynch Life Insurance Company is deleted and replaced by Transamerica Advisors Life Insurance Company.

2.	ARTICLE X. Notices is revised as follows:

“If to the Company:	Transamerica Advisors Life Insurance Company
4333 Edgewood Rd NE
Cedar Rapids, IA 52499
Attn: General Counsel”

3.	Existing Schedule A to the Agreement is deleted in its entirety and replaced by Schedule A attached hereto, which may be revised from time to time, with notice to all parties.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: July 1, 2014

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY		ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ John Mallett	By:	/s/ Julian Sluyers
Name: Title: Date:	John Mallett Vice President 9-9-14	Name: Title: Date:	Julian Sluyers Managing Director - COO 9/4/14

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:	/s/ Joseph S. Quirk
Name: Title: Date:	Joseph S. Quirk COO 9/8/14

SCHEDULE A

Revised July 1, 2014

SEPARATE ACCOUNTS OF THE COMPANY

Merrill Lynch Life Variable Annuity Separate Account D

CONTRACTS

Merrill Lynch Investor Choice Annuity® (IRA Series)

Merrill Lynch IRA Annuity®

DESIGNATED PORTFOLIOS AND CLASSES

AllianzGI NFJ Dividend Value Fund – Class A Shares

AllianzGI NFJ Mid-Cap Value Fund – Class A Shares

AllianzGI NFJ Small-Cap Value Fund – Class A Shares

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